UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2013

GUANWEI RECYCLING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53825	98-0669936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rong Qiao Economic Zone
Fuqing City
Fujian Province
People’s Republic of China
300500
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-591) 8536-6197

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 20, 2013, Guanwei Recycling Corp., a Nevada corporation (the “Company”) held its annual meeting of stockholders (the “Meeting”) at 61 Broadway, 32nd Floor, New York, NY 10006.  The Company filed its definitive proxy statement (“Proxy Statement”) for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission on October 10, 2013.

The following items of business were voted upon by the stockholders at the Meeting:

(1)
A proposal to elect a slate of nominees consisting of Min Chen, Qijie Chen, Juguang Gao, Howard Barth, Rui Wang, Changzhu Wang and Jingshou Qin to serve as directors of the Company until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

All director nominees were re-elected/elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Min Chen	6,487,599	81,507	2,209,365
Qijie Chen	6,529,299	39,807	2,209,365
Juguang Gao	6,529,299	39,807	2,209,365
Howard Barth	6,549,403	19,703	2,209,365
Rui Wang	6,511,453	57,653	2,209,365
Changzhu Wang	6,551,749	17,357	2,209,365
Jingshou Qin	6,549,303	19,803	2,209,365

(2)	A proposal to ratify the appointment of Friedman LLP as the Company’s independent registered public accountant for fiscal year ended December 31, 2013.

The appointment of Friedman LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2013 was ratified and the votes were cast as follows:

For	Against	Abstain
8,657,300	109,460	11,711

(3)	A proposal to consider and act upon an advisory resolution on executive compensation.

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
6,428,053	114,266	26,787	2,209,365

(4)	A proposal to consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation.

The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers every year and the votes were cast as follows:

1 Year	2 Years	3 Years	Abstain
6,432,427	19,197	110,965	6,517

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2013

GUANWEI RECYCLING CORP.

By:	/s/ Min Chen
Name:	Min Chen
Title:	Chief Executive Officer